                                                                       EXHIBIT 8

                          OPINION OF ALSTON & BIRD LLP

                        [Letterhead of Alston & Bird LLP]

                                  June 16, 2004

Whitney Holding Corporation
228 St. Charles Ave.
New Orleans, Louisiana 70130

Ladies and Gentlemen:

            We have acted as special counsel to Whitney Holding Corporation, a Louisiana corporation ("Whitney") in connection with the proposed merger (the "Merger") of Madison BancShares, Inc., a Florida corporation ("Holding"), with and into Whitney, pursuant to the Agreement and Plan of Merger, dated as of March 19, 2004, by and between Holding and Whitney (the "Agreement"). At your request, and in connection with the filing of the registration statement on Form S-4 filed with the Securities and Exchange Commission in connection with the Merger (the "Registration Statement"), we are rendering our opinion concerning the material federal income tax consequences of the Merger.

            For purposes of the opinion set forth below, we have relied, with the consent of Holding and the consent of Whitney, upon the accuracy and completeness of the statements and representations (which statements and representations we have neither investigated nor verified) contained, respectively, in the certificates of the officers of Holding and Whitney dated the date hereof, and have assumed that such statements and representations will be complete and accurate as of the Effective Time and that all such statements and representations made to the knowledge of any person or entity or with similar qualification are and will be true and correct as if made without such qualification. We have also relied upon the accuracy of the Registration Statement and the proxy statement-prospectus (the "Proxy Statement-Prospectus") contained therein, each as amended or supplemented through the date hereof. Any capitalized term used and not defined herein has the meaning given to it in the Agreement.

            We have also assumed that: (i) the transactions contemplated by the Agreement will be consummated in accordance therewith and as described in the Proxy Statement-Prospectus (and no transaction or condition described therein and affecting this opinion will be waived by any party); (ii) the Merger will qualify as a statutory merger under the applicable laws of the States of Florida and Louisiana; and (iii) the Merger

June 16, 2004
Page 2

will be reported by Holding and Whitney on their respective federal income tax returns in a manner consistent with the opinion set forth below.

            Based upon and subject to the foregoing, it is our opinion, under currently applicable United States federal income tax law, that:

            1. The Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

            2. No gain or loss will be recognized by holders of Holding Common Stock who exchange all of their Holding Common Stock solely for Whitney Common Stock pursuant to the Merger (except with respect to any cash received in lieu of a fractional share interest in Whitney Common Stock).

            3. The tax basis of the Whitney Common Stock received (including fractional shares deemed received and redeemed) by holders of Holding Common Stock who exchange all of their Holding Common Stock solely for Whitney Common Stock in the Merger will be the same as the tax basis of the Holding Common Stock surrendered in exchange for the Whitney Common Stock.

            4. The holding period of the Whitney Common Stock received (including fractional shares deemed received and redeemed) by holders who exchange all of their Holding Common Stock solely for Whitney Common Stock in the Merger will be the same as the holding period of the Holding Common Stock surrendered in exchange therefore, provided that such Holding Common Stock is held as a capital asset at the Effective Time.

            We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

            This opinion relates solely to the material United States federal income tax consequences of the Merger and no opinion is expressed as to the tax consequences under any foreign, state or local tax law or under any federal tax laws other than those pertaining to the income tax. This opinion is based upon existing statutory, regulatory, and judicial authority, any of which may be changed at any time with retroactive effect. Further, no opinion is expressed with respect to the United States federal income tax consequences to Holding stockholders subject to special treatment under United States federal income tax law, such as Holding stockholders, if any, who hold Holding Common

June 16, 2004
Page 3

Stock other than as a capital asset, who received Holding Common Stock upon the exercise of employee stock options or otherwise as compensation, who hold Holding Common Stock as part of a "hedge," "straddle," "constructive sale" or "conversion transaction," or who are insurance companies, securities dealers, financial institutions or foreign persons.

                                                     Very truly yours,

                                                     /s/ Alston & Bird, LLP

                        [Letterhead of Alston & Bird LLP]

                                  June 16, 2004

Madison BancShares, Inc.
2122 Palm Harbor Boulevard
Unit A
Palm Harbor, Florida 34683

Ladies and Gentlemen:

            We have acted as special counsel to Madison BancShares, Inc., a Florida corporation ("Holding"), in connection with the proposed merger (the "Merger") of Holding with and into Whitney Holding Corporation, a Louisiana corporation ("Whitney") pursuant to the Agreement and Plan of Merger, dated as of March 19, 2004, by and between Holding and Whitney (the "Agreement"). At your request, and in connection with the filing of the registration statement on Form S-4 filed with the Securities and Exchange Commission in connection with the Merger (the "Registration Statement"), we are rendering our opinion concerning the material federal income tax consequences of the Merger.

            For purposes of the opinion set forth below, we have relied, with the consent of Holding and the consent of Whitney, upon the accuracy and completeness of the statements and representations (which statements and representations we have neither investigated nor verified) contained, respectively, in the certificates of the officers of Holding and Whitney dated the date hereof, and have assumed that such statements and representations will be complete and accurate as of the Effective Time and that all such statements and representations made to the knowledge of any person or entity or with similar qualification are and will be true and correct as if made without such qualification. We have also relied upon the accuracy of the Registration Statement and the proxy statement-prospectus (the "Proxy Statement-Prospectus") contained therein, each as amended or supplemented through the date hereof. Any capitalized term used and not defined herein has the meaning given to it in the Agreement.

            We have also assumed that: (i) the transactions contemplated by the Agreement will be consummated in accordance therewith and as described in the Proxy Statement-Prospectus (and no transaction or condition described therein and affecting this opinion will be waived by any party); (ii) the Merger will qualify as a statutory merger under the applicable laws of the States of Florida and Louisiana; and (iii) the Merger

Madison BancShares
June 16, 2004
Page 2

will be reported by Holding and Whitney on their respective federal income tax returns in a manner consistent with the opinion set forth below.

            Based upon and subject to the foregoing, it is our opinion, under currently applicable United States federal income tax law, that:

            5. The Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

            6. No gain or loss will be recognized by holders of Holding Common Stock who exchange all of their Holding Common Stock solely for Whitney Common Stock pursuant to the Merger (except with respect to any cash received in lieu of a fractional share interest in Whitney Common Stock).

            7. The tax basis of the Whitney Common Stock received (including fractional shares deemed received and redeemed) by holders of Holding Common Stock who exchange all of their Holding Common Stock solely for Whitney Common Stock in the Merger will be the same as the tax basis of the Holding Common Stock surrendered in exchange for the Whitney Common Stock.

            8. The holding period of the Whitney Common Stock received (including fractional shares deemed received and redeemed) by holders who exchange all of their Holding Common Stock solely for Whitney Common Stock in the Merger will be the same as the holding period of the Holding Common Stock surrendered in exchange therefore, provided that such Holding Common Stock is held as a capital asset at the Effective Time.

            We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

            This opinion relates solely to the material United States federal income tax consequences of the Merger and no opinion is expressed as to the tax consequences under any foreign, state or local tax law or under any federal tax laws other than those pertaining to the income tax. This opinion is based upon existing statutory, regulatory, and judicial authority, any of which may be changed at any time with retroactive effect. Further, no opinion is expressed with respect to the United States federal income tax consequences to Holding stockholders subject to special treatment under United States federal income tax law, such as Holding stockholders, if any, who hold Holding Common

Madison BancShares
June 16, 2004
Page 3

Stock other than as a capital asset, who received Holding Common Stock upon the exercise of employee stock options or otherwise as compensation, who hold Holding Common Stock as part of a "hedge," "straddle," "constructive sale" or "conversion transaction," or who are insurance companies, securities dealers, financial institutions or foreign persons.

                                                     Very truly yours,

                                                     /s/ Alston & Bird, LLP